EXHIBIT 4.21


NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED, IF SO REQUESTED BY THE COMPANY, BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                           INTRAOP MEDICAL CORPORATION
                                  WARRANT #CC-

         FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, ___________________ ("Holder") is entitled to purchase from Intraop Medical Corporation, a Nevada corporation (the "Company"), at any time after the Second Closing Date and prior to the Expiration Date (as defined below), at a price per share as set forth in Section 1 hereof (the "Warrant Price"), the number of fully paid and non-assessable shares of Common Stock of the Company as set forth in Section 2 hereof (the "Shares"). For purposes hereof, "Second Closing Date" shall have the meaning set forth in the Common Stock and Warrant Purchase Agreement dated as of August ___, 2007 by and among the Company and the Investors named therein (the "Purchase Agreement").

         1. Warrant Price. The Warrant Price for each of the Shares purchasable hereunder shall be Eight Cents ($0.08) (the "Warrant Price"), subject to adjustment as provided in Section 11

         2. Number of Shares.  The number of Shares  issuable  upon  exercise of
this  Warrant  shall  be  _______________________   (____________),  subject  to
adjustment as provided in Section 11.

         3. Expiration of Warrant. Subject to earlier termination in accordance with Section 8 below, this Warrant shall expire and shall no longer be exercisable after ______________, 2012 (the "Expiration Date").

         4. No Fractional Shares. This Warrant may not be exercised as to fractional Shares.

         5. No Stockholder Rights. This Warrant shall not entitle Holder to any of the rights of a stockholder of the Company.

         6. Reservation of Shares. The Company covenants that, subject to stockholder approval and filing of an amendment to the Company's Amended and Restated Articles of Incorporation authorizing an increase in the number of shares of Common Stock issuable by the Company to 500,000,000 shares (as adjusted for stock splits, combinations or other similar transactions), during the period this Warrant is exercisable it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the maximum number of shares of Common Stock issuable upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to instruct the Company's transfer agent to issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         7. Exercise of Warrant.

                  (a) This Warrant may be exercised by Holder, in whole or in part, at any time after the Second Closing Date and prior to the Expiration Date by the surrender of this Warrant at the principal office of the Company, together with the Subscription Form attached hereto duly completed and executed, accompanied by payment in full of the aggregate Warrant Price for the Shares being purchased upon such exercise. In the event of exercise of this Warrant in compliance with the provisions hereof, certificates for the Shares so purchased shall be delivered to Holder promptly and, unless this Warrant has been fully exercised or expired, a new Warrant representing that portion of the Shares, if any, with respect to which this Warrant will not then have been exercised, shall be issued to Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.

                  In lieu of exercising this Warrant pursuant to the first paragraph of Section 7 (a), Holder may elect to receive Shares equal to the value of this Warrant (or any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with the Subscription Form, in which event the Company shall issue to Holder a number of Shares computed using the following formula:

         X  =  Y (A-B)
               -------
                  A

         Where X= the number of Shares to be issued to Holder.

               Y= the number of Shares for which this Warrant is then being exercised (at the date of such exercise).

               A= the fair market value of one Share (at the date of such exercise).

               B= the Warrant Price (as adjusted to the date of such exercise).

         For purposes of this subsection fair market value of one Share shall mean:

                  (i) The average of the closing bid and asked prices of the Common Stock quoted in the NASDAQ National Market System or the Over-the-Counter market or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of the fair market value; or

                  (ii) If the Common Stock is not publicly traded, the per share fair market value of the Common Stock shall be determined in good faith by the Company's Board of Directors. If Holder disagrees with the determination by the Board of Directors of the fair market value of the Common Stock then such fair market value shall be determined by an independent appraiser selected jointly by the Company and Holder. The cost of such appraisal shall be paid equally by the Company and Holder.

                  (b) Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any issue or transfer tax or other incidental expense with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant or in such name or names as may be directed by the registered holder of this Warrant; provided, however, that in the event certificates for the Shares are to be issued in a name other than the name of the registered holder of this Warrant, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by Holder hereof, and provided further, that any such transfer shall comply with Section 10 hereof.

         8. Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock or make any other distribution with respect to Common Stock (except for any distribution specifically provided for in Sections 11(a) and 11(b)), then, in each such case, provision shall be made by the Company such that the Holder hereof shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution. The Company shall promptly after the declaration of such dividend or distribution, mail to the Holder a certificate setting forth the terms of such dividend or distribution and the amount of stock or other securities or property that will become payable to the Holder upon exercise of this Warrant as a result thereof.

         9.  [RESERVED]

         10. Transfer or Assignment of Warrant.

                  (a) This Warrant, and any rights hereunder, may not be assigned or transferred, except as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws, and (ii) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (such Act and such rules and regulations being hereinafter collectively referred to as the "Securities Act"). Any purported transfer or assignment made other than in accordance with this Section 10 shall be null and void and of no force and effect.

                  (b) This Warrant, and any rights hereunder, may be transferred or assigned only with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), which shall be granted only upon receipt by the Company of an opinion of counsel satisfactory to the Company that
(i) the transferee is a person to whom this Warrant may be legally transferred without registration under the Securities Act, and (ii) such transfer will not violate any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law.

                  (c) The requirements of Sections 10(a) and 10(b) above shall not apply to any transfer of this warrant (or the Common Stock obtainable upon exercise hereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, (iii) to any affiliate of the Holder; (iv) without consideration to the Holder's ancestors, descendants or spouse or to trusts for the benefit of such persons or the Holder; or (v) pursuant to a will or the laws of descent or distribution; provided that, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this warrant as if an original Holder hereof.

                  (d) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, if any. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly canceled.

         11. Adjustments to Shares.

                  (a) If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Warrant Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

                  (b) In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 11(a); and in each such case, the terms of this Section 11 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

                  (c) When any adjustment is required to be made in the number of shares of Common Stock purchasable hereunder or the Warrant Price pursuant to this Section 11, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Warrant Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

         12. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant identical in tenor and date in lieu of this Warrant.

         13. General. This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware, except for its principles of conflicts of laws. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but rather only by an instrument in writing signed by the Company and Holder. All notices and other communications from the Company to Holder shall be mailed by prepaid courier or first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last holder who shall have furnished an address to the Company in writing.

         14. Amendment and Waiver. Any provisions of this Warrant (including, without limitation, termination of exercisability) may be amended or waived, and any and all such amendments or waivers shall be binding upon Holder, only if approved in writing by the Company and Holder.

         Issued this ________ day of _____________, 2007.

                                       INTRAOP MEDICAL CORPORATION


                                       By:
                                           -------------------------------------
                                          Name: Donald A. Goer
                                          Title: President and
                                                 Chief Executive Officer

                                SUBSCRIPTION FORM


         The undersigned registered owner of the Warrant which accompanies this Subscription Form hereby irrevocably (a) exercises such warrant for, and purchases ______ shares of Common Stock (the "Shares") of Intraop Medical Corporation, Inc., a Nevada corporation (the "Company"), purchasable upon the exercise of such Warrant, and herewith makes payment therefor, or (b) exercises such Warrant for ______ shares of Intraop Medical Corporation Common Stock purchasable under the Warrant pursuant to the net exercise provisions of the second paragraph of Section 7(a) of such Warrant all at the price and on the terms and conditions specified in such Warrant.

         1.01 Authorization. This exercise constitutes a valid and legally binding obligation of the undersigned, enforceable in accordance with its terms.

         1.02 Investment Representation. The undersigned acknowledges, represents, and warrants that it (a) has a preexisting personal or business relationship with the Company, and/or by reason of its business or financial experience has the capacity to protect its own interests in connection with the transaction, and (b) is an "accredited investor" under Regulation D of the Securities Act of 1933, as amended (the "Act"). The undersigned further acknowledges that it is aware that the Shares have not been registered under the Act, or qualified under any state's securities laws. The Shares are being acquired for investment purposes only and not for sale or with a view to distribution of all or any part thereof.

         1.03 Access to Information. The undersigned represents that it has or will have had upon exercise of the Warrant an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of its purchase of the Shares concerning the business, financial affairs and other aspects of the Company, and it has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which it deems necessary to evaluate its investment or to verify the accuracy of information otherwise provided to it. The undersigned acknowledges that it is not relying upon any person, firm or corporation (other than the Company and its officers and directors) in making its investment or decision to invest in the Company, and the undersigned represents that it has been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment.

         1.04 Investment Experience. The undersigned represents and warrants that by reason of its financial and business experience, it has the capacity to protect its interests in connection with these transactions.

         1.05 Restricted Securities. The undersigned understands that the Shares will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of "restricted securities," and understands the resale limitations imposed by the Act.

         1.06 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the undersigned further agrees not to make any disposition of all or any portion of the Shares unless and until:

                  (a) There is then in effect a "Registration Statement" under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement and any applicable requirements of state securities laws; or

                  (b) (i) the undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, shall have furnished the Company with an opinion of counsel at undersigned's expense (except for dispositions pursuant to Rule 144 of the Rules and Regulations under the Act which dispositions shall not so require an opinion of counsel) reasonably satisfactory to the Company, that such disposition will not require registration of the Shares under the Act or the consent of or permit from appropriate authorities under any applicable state securities law.

                  (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such Registration Statement or opinion of counsel shall be necessary for a transfer by the undersigned to a constituent stockholder or constituent partner (including any constituent of a constituent) of the undersigned, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the undersigned hereunder.

         2. RESTRICTIONS ON THE TRANSFER OF SECURITIES.

         2.01 Corporate Securities Law. The Shares shall be transferred only in compliance with the conditions specified in Section 1.06, which conditions are intended to ensure compliance with the provisions of the Act and state securities laws with respect to the transfer of any such securities. Each certificate representing the Shares shall bear at least a legend substantially in the following form until such time as the conditions of such legend have been met:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR AS OTHERWISE PERMITTED BY THE COMPANY, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND AT HOLDER'S EXPENSE, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

The Company shall, within ten (10) days of the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new stock certificate in the name of the transferee provided that there has been compliance with the provisions of subsection 1.06 above.

         2.02 Additional Legends. The Company may also impose any additional legend required under applicable federal or state securities laws or permitted under its bylaws and shall be entitled to issue stop transfer notices on its books with respect to any securities purchased hereunder until the conditions set forth in the applicable legends have been met.

         Dated:
               ----------------


                                   --------------------------------------------
                                   (Signature of Registered Owner)

                                   --------------------------------------------
                                   (Name)

                                   --------------------------------------------
                                   (Street Address)

                                   --------------------------------------------
                                   (City, State, Zip Code)

                                   --------------------------------------------
                                   Social Security or Tax Identification Number

         If the number of Shares issuable upon this exercise shall not be all of the Shares which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a new warrant evidencing the right to purchase the Shares not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

--------------------------------------------------------------------------------
                         (Please print name and address)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Date:                              Name of Holder:
     -----------------
                                   (Print)
                                          --------------------------------------
                                   (By)
                                       -----------------------------------------
                                   (Name:)
                                   (Title:)

                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                               FORM OF ASSIGNMENT
                               ------------------

                 (To be signed only upon assignment of Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

          (Name and address of assignee must be printed or typewritten)

___________ shares of Intraop Medical Corporation Common Stock purchasable under the within Warrant, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

         Dated:
                ------------


                                       --------------------------------
                                       (Signature of Registered Owner)